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                                                                    EXHIBIT 10.9



                              AMENDED AND RESTATED
                             STOCK OPTION AGREEMENT


                  This AMENDED AND RESTATED STOCK OPTION AGREEMENT is dated as of April 4, 1997 (actually executed on July __, 1997) (this "Agreement") between TEKNI-PLEX, INC., a Delaware corporation (the "Company"), and KENNETH W.R. BAKER, residing at 25 Sutton Farm Road, Flemington, New Jersey 08822 (the "Executive").

                  WHEREAS, the Company desires, in connection with the employment of the Executive, to provide the Executive with the opportunity to acquire common stock, par value $.01 per share (the "Common Stock"), of the Company on favorable terms and thereby provide additional incentive for the Executive to promote the success of the business of the Company; and

                  WHEREAS, the Company and the Executive wish to amend the Stock Option Agreement dated as of April 4, 1994, as previously amended and restated as of February 21, 1996, and to restate it in its entirety.

                  NOW, THEREFORE, in consideration of the premises and the covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                  1. Confirmation of Grant of Option. Pursuant to a determination of the Board of Directors of the Company originally made on April 4, 1994 (the "Date of Grant") and hereby ratified and confirmed as of the actual date of execution hereof, the Company, subject to the terms of this Agreement, hereby confirms that the Executive has been granted, as a matter of separate inducement and agreement, and in addition to and not in lieu of salary or other compensation for services, the right to purchase (the "Option") all or part of an aggregate of 21.795 shares of Common Stock representing two and one-half percent (2.5%) of the outstanding Common Stock of the Company, on a fully diluted basis, as of the actual date of execution hereof, on the terms and conditions herein set forth, subject to adjustment as provided in Section 9 hereof.

                  2. Purchase Price. The purchase price for each share of Common Stock covered by the Option will be equal to (A) the total dollar amount of the capital contributions in Tekni-Plex Partners, L.P.("TPPLP") by the partners therein, divided by (B) the number of shares of Common Stock held by TPPLP, in each case
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as of the actual date of execution hereof, which price is subject to adjustment as provided in Section 9 hereof.

                  3. Exercise of Option. The Option shall be exercisable on the terms and conditions hereinafter set forth:

                  (a) The Option shall become fully exercisable as to 100% of the shares subject thereto as of the date hereof.

                  (b) The Executive or permitted holder of the Option will not have any rights to dividends or any other rights of a stockholder with respect to any shares of Common Stock subject to the Option until such shares shall have been issued to him (as evidenced by the appropriate entry on the books of a duly authorized transfer agent of the Company) provided that the date of issuance shall not be earlier than the Closing Date (as hereinafter defined) with respect to such shares.

                  (c) The Option may be exercised by notice and payment to the Company as provided in Sections 11 and 16 hereof.

                  4. Term of Option. The term of the Option shall be a period of fifteen (15) years from the Date of Grant, subject to earlier termination or cancellation as provided in this Agreement (the "Term"). Except as otherwise provided in Sections 6 and 7 hereof, the Option will not be exercisable unless the Executive shall, at the time of exercise, be an employee of the Company or of an Affiliate (as hereinafter defined) of the Company. As used in this Agreement, the term "Affiliate" refers to and includes each entity which directly or indirectly, owns or controls, is under common ownership or control with or is owned or controlled by, the Company, including each "subsidiary corporation" within the meaning of the term as defined in Section 425(f) of the Internal Revenue Code of 1986, as amended (the "Code").

                  5. Non-transferability of Option. The Option will not be transferable otherwise than by will or by the laws of descent and distribution, and the Option may be exercised during the lifetime of the Executive only by him. More particularly, but without limiting the generality of the foregoing, the Option may not be assigned, transferred or otherwise disposed of, or pledged or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment or other process. Any assignment, transfer, pledge, hypothecation or other disposition of the Option attempted contrary to the provisions of this Agreement, or any levy of execution, attachment or other process attempted upon the Option, will be null and void and without effect. Any attempt to make any such assignment, transfer, pledge, hypothecation or other disposition of the Option or any attempt to make any such levy of execution, attachment or other process will cause the Option to terminate immediately upon the happening of any such event if the Board of Directors of the Company, at any time, should in its sole discretion, so elect, by written notice to the Executive or

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to the person or persons then entitled to exercise the Option under the provisions of Section 7 hereof; provided, however, that any such termination of the Option under the foregoing provisions of this Section 5 will not prejudice any rights or remedies which the Company or any Affiliate thereof may have under this Agreement or otherwise.

                  6. Exercise Upon Cessation of Employment.

                  (a) If the Executive ceases to be employed by the Company or any of its subsidiaries by reason of his discharge for cause, the Option shall forthwith terminate. If, however, the Executive for any other reason (other than death or disability) ceases to be so employed, the Option may, subject to the provisions of Sections 5 and 8 hereof, be exercised to the same extent the Executive would have been entitled under Section 3 hereof to exercise the Option on the day immediately preceding the date of such cessation of employment, at any time within six months after such cessation of employment, at the end of which period the Option shall terminate. In any event the Option may not be exercised after the expiration of the term provided in Section 4 hereof.

                  (b) The Option will not be affected by any change of duties or position of the Executive as long as he continues to be employed by the Company or any Affiliate thereof. If the Executive is granted a temporary leave of absence, such leave of absence will be deemed a continuation of his employment by the Company or any Affiliate thereof for the purposes of this Agreement, but only if and so long as the employing corporation consents thereto. Retirement, whether or not pursuant to any retirement or pension plan of the Company or any Affiliate thereof, will be deemed to be a cessation of employment with written consent for all purposes of this Agreement.

                  (c) Any termination of the Option by reason of cessation of employment shall be without prejudice to any rights or remedies which the Company or any of its Affiliates may have against the Executive or which the Executive may have against the Company or any of its Affiliates under this Agreement or otherwise.

                  7. Exercise Upon Death; Disability.

                  (a) If the Executive dies while he is employed by the Company or any Affiliate thereof (other than by suicide in which case the Option shall terminate) or within three months after he has ceased to be an employee (provided such cessation was not due to the Executive having been discharged for cause), during which period he would have been entitled to exercise the Option under the provisions of Section 6 hereof, the Option may, subject to the provisions of Sections 5 and 8 hereof, be exercised, to the extent the Executive would have been entitled under Section 3 hereof to exercise the Option on the day

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immediately preceding the date of his death, by the estate of the Executive or by the person or persons (including the estate of any such parson or persons who have died) who acquire the right to exercise the Option by bequest or inheritance at any time within the period ending one year after the death of the Executive, at the end of which period the Option shall terminate. In any event, the Option may not be exercised after the expiration of the term provided in
Section 4 hereof.

                  (b) In the event that the employment of the Executive, by the Company or any Affiliate thereof is terminated by reason of the "disability" of the Executive, the Option may, subject to the provisions of Sections 5 and 8 hereof, be exercised, to the extent the Executive would have been entitled under
Section 3 hereof to exercise the Option on the day immediately preceding the date of the termination of the Executive's employment, at any time within the period ending six months after the date of such termination of employment, at the end of which period the Option shall terminate. In any event, the Option may not be exercised after the expiration of the term provided in Section 4 hereof. For purposes of this Agreement, the term "disability" shall mean a physical or mental disability as defined in Section 105 of the Code.

                  8. Employment. The Executive will serve the Company or an Affiliate of the Company in good faith and use his best efforts to promote its interest. Upon written notice from the Company to Executive that the Executive has materially breached the provisions of this Section 8 and such breach is not remedied within 30 days after such notice, the Option will thereupon terminate without prejudice to any rights or remedies which the Company or such Affiliate may have against the Executive under this Agreement or otherwise

                  9. Adjustments.

                  (a) For so long as TPPLP continues to own substantially all of the outstanding Common Stock of the Company, the Option shall not be subject to dilution by reason of additional issuances of Common Stock by the Company to TPPLP, but shall continue to comprise that number of shares of the Company's Common Stock as will result, upon exercise of the Option in full, in a 2 1/2% interest in the Company's Common Stock. In the event of a stock dividend, issuance of additional shares, stock split-up, share combination, share redemption or retirement, exchange of shares, recapitalization, merger, consolidation, acquisition or disposition of property or shares, reorganization, liquidation or other similar changes or transactions of or by the Company, or additional capital contributions to TPPLP, the Board of Directors of the Company shall make (or shall undertake to have the Board of Directors of any corporation which merges with, or acquires the stock or assets of, the Company make) such adjustment of (whether by increasing or decreasing) the percentage, the number or class of shares then covered by the Option, or of the option

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price, or both, as it shall, in its sole discretion, deem appropriate to give proper effect to such event.

                  (b) At the time that TPPLP liquidates or otherwise distributes at least a majority of the shares of the Company's Common Stock, the Option will, as to the number of shares of Common Stock covered thereby, and the purchase price for such shares, be fixed. Subsequent adjustment to the percentage, number or class of shares then covered by the Option, or of the option price, or both, shall be made by the Board of Directors of the Company as it shall, in its sole discretion, deem appropriate to give proper effect to any stock dividend, stock split-up, share combination, share redemption or retirement, exchange of shares, recapitalization, merger, consolidation, acquisition or disposition of property or shares, reorganization, liquidation or other similar changes of or by the Company, as if the Option were fully exercised at the then option price immediately prior to any such event.

                  10. Registration. The shares of Common Stock subject hereto and issuable upon the exercise hereof have not been registered under the Securities Act of 1933, as amended, and, if required upon the request of counsel to the Company, the Executive will give a representation as to his investment intent with respect to such shares prior to their issuance as set forth in
Section 11 hereof. The Company may register or quality the shares covered by the Option for sale pursuant to the Securities Act of 1933, as amended, at any time prior to or after the exercise in whole or in part of the Option.

                  11. Method of Exercise of Option.

                  (a) Subject to the terms and conditions of this Agreement, the Option shall be exercisable by notice and payment to the Company in accordance with the procedure prescribed herein. Each such notice shall:

                      (i) State the election to exercise the Option and the number of shares in respect of which it is being exercised;

                      (ii) Contain a representation and agreement as to investment intent, if required by counsel to the Company with respect to such shares, in form satisfactory to counsel for the Company;

                     (iii) Be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Executive, be accompanied by proof, satisfactory to counsel for the Company, of the right of such person or persons to exercise the Option; and

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                      (iv) Contain an undertaking to become a party to any
         shareholders agreement among the Company and its other stockholders.

                  (b) Upon receipt of the notice specified in Section 11(a) above, the Company will specify, by written notice to the Executive, a date and time (such date and time being herein called the "Closing Date") and place for payment of the full purchase price of such shares. The Closing Date will be not more than fifteen days from the date the notice of exercise is received by the Company unless another date is agreed upon by the Company and the Executive or is required upon advice of counsel for the Company in order to meet the requirements of Section 12 hereof.

                  (c) Payment of the purchase price of any shares of Common Stock, in respect of which the Option shall be exercised, will be made by the Executive at the place specified by the Company on or before the Closing Date by delivering to the Company a certified or bank cashier's check payable to the order of the Company. The Option will be deemed to have been exercised with respect to any particular shares of Common Stock if, and only if, the preceding provisions of this Section 11 and the provisions of Section 12 hereof shall have been complied with, in which event the Option will be deemed to have been exercised on the Closing Date. Anything in this Agreement to the contrary notwithstanding, any notice of exercise given pursuant to the provisions of this
Section 11 will be void and of no effect if all the preceding provisions of this
Section 11 and the provisions of Section 12 shall not have been complied with. The certificate or certificates for shares of Common Stock as to which the Option shall be exercised will be registered in the name of the Executive or, if the Executive so requests in the notice exercising the Option, will be registered in the name of the Executive and another person jointly, with right of survivorship, and will be delivered on the Closing Date to the Executive at the place specified for the closing, but only upon compliance with all of the provisions of this Agreement. If the Executive fails to accept delivery of and pay for all or any part of the number of shares specified in such notice upon tender or delivery thereof on the Closing Date, his right to exercise the Option with respect to such undelivered shares may be terminated in the sole discretion of the Board of Directors of the Company, which discretion shall be exercised in good faith.

                  12. Approval of Counsel. The exercise of the Option and the issuance and delivery of shares of Common Stock pursuant thereto shall be subject to approval by the Company's counsel of all legal matters in connection therewith, including compliance with the requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, and the requirements of any stock exchange upon which the Common Stock may then be listed.

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                  13. Resale of Common Stock.

                  (a) Upon any sale or transfer of the Common Stock purchased upon exercise of the Option, the Executive shall deliver to the Company an opinion of counsel satisfactory to the Company to the effect that either (i) the Common Stock to be so sold or transferred has been registered under the Securities Act of 1933, as amended, and that there is in effect a current prospectus meeting the requirements of Subsection 10(a) of said Act which is being or will be delivered to the purchaser or transferee at or prior to the time of delivery of the certificates evidencing the Common Stock to be sold or transferred, or (ii) such Common Stock may then be sold without violating
Section 5 of said Act.

                  (b) The Common Stock issued upon exercise of the Option shall bear the following legend if required by counsel for the Company:

         THE SHARES EVIDENCED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE FIRST BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNLESS, IN THE OPINION OF COUNSEL FOR THE COMPANY, SUCH REGISTRATION IS NOT REQUIRED.

                  14. Reservation of Shares. The Company shall at all times during the term of the Option reserve and keep available such number of shares of the class of stock then subject to the Option as will be sufficient to satisfy the requirements of this Agreement.

                  15. Limitation of Action. The Executive and the Company each acknowledges that every right of action accruing to him or it, as the case may be, and arising out of or in connection with this Agreement against the Company or an Affiliate thereof, on the one hand, or against the Executive, on the other hand, will, irrespective of the place where an action may be brought, cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action arises.

                  16. Notices. Each notice relating to this Agreement shall be in writing and delivered in person or by certified mail to the proper address. All notices to the Company shall be addressed to it at its then principal office, Attention: Chief Executive Officer, with a copy to MST Partners, L.P. 841 Broadway, Suite 504, New York, New York 10003, Attention: J. Andrew McWethy. All notices to the Executive shall be addressed to the Executive at the Executive's address above specified. Anyone to whom a notice may be given under this Agreement may designate a new address by notice to that effect.

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                  17. Benefits of Agreement. This Agreement shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon the Executive and all rights granted to the Company under this Agreement shall be binding upon the Executive's heirs, legal representatives and successors

                  18. Severability. In the event that any one or more provisions of this Agreement shall be deemed to be illegal or unenforceable, such illegality or unenforceability shall not affect the validity and enforceability of the remaining legal and enforceable provisions hereof, which shall be construed as if such illegal or unenforceable provision or provisions had not been inserted.

                  19. Governing Law. THIS AGREEMENT WILL BE CONSTRUED AND GOVERNED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  20. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  21. Integration. This Agreement constitutes the entire understanding of the parties hereto and shall supersede all prior agreements, representations and understandings of the parties hereto related to the subject matter hereof and without limiting the generality of the foregoing shall supersede the stock option agreement dated as of April 4, 1994, as previously amended and restated as of February 21, 1996.

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amended and Restated Stock Option Agreement to be executed as of the date and year first above written.


                                  TEKNI-PLEX, INC.


                                  By:______________________________
                                     Name:  F. Patrick Smith
                                     Title: Chief Executive Officer



                                  _________________________________
                                  KENNETH W.R. BAKER


                                  _________________________________
                                  Social Security Number

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